UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

TSS, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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1800 Aviation Drive, Suite 100, Georgetown, TX 78628
(512) 310-3100
April 23, 2026
Dear Stockholder,
We cordially invite you to attend our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Daylight Time, on Thursday, June 4, 2026, at our offices located at 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628. The attached notice of annual meeting and this proxy statement describe the business we will conduct at the Annual Meeting and provide information about us that you should consider when you vote your shares.
During 2025, Dr. Vivek Mohindra was appointed a Class III director to serve until the 2026 Annual Meeting of Stockholders. At the Annual Meeting, we propose that Mr. Peter Woodward and Dr. Mohindra each be elected as a Class III director to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders. In addition, we will ask stockholders to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026. The enclosed proxy statement contains the recommendation of our Board of Directors regarding each of these proposals.
We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

/s/ Darryll E. Dewan
Darryll E. Dewan
President and Chief Executive Officer

TSS, INC.
1800 Aviation Drive, Suite 100, Georgetown, TX 78628
(512) 310-3100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2026
To the Stockholders
of TSS, Inc.:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of TSS, Inc. will be held at 10:00 a.m., Central Daylight Time, on June 4, 2026 (the “Annual Meeting”) at our offices located at 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628 for the following purposes:
1.	To elect each of Mr. Peter H. Woodward and Dr. Vivek Mohindra as a Class III director to serve a three-year term;
2.	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.	To transact such other business as may properly be presented before the Annual Meeting and any adjournments or postponements thereof.
Only those holders of our common stock of record as of the close of business on April 7, 2026, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our offices at 1800 Aviation Drive, Suite 100, Georgetown, TX 78628.
A total of 28,860,368 shares of our common stock were issued and outstanding as of that record date. Each share of our common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.
We will be using the SEC’s Notice and Access model, which allows us to make the proxy materials available on the Internet as the primary means of furnishing proxy materials to stockholders. On or about April 23, 2026, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Notice of Annual Meeting and Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are also available at proxyvote.com.
All stockholders are cordially invited to attend the Annual Meeting. At least a majority of all issued and outstanding shares of common stock on the record date is required to constitute a quorum. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Darryll E. Dewan
Darryll E. Dewan
President and Chief Executive Officer

i

TSS, INC.
1800 Aviation Drive, Suite 100, Georgetown, TX 78628
(512) 310-3100
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
What is the purpose of this Proxy Statement and the enclosed proxy card?
Our Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, and any adjournments or postponements of the meeting, to be held at 10:00 a.m., Central Daylight Time, on Thursday, June 4, 2026, at our offices located at 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628. This proxy statement along with the accompanying notice of annual meeting of stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2026. The proxy statement and annual report to security holders are available at proxyvote.com
We are making the proxy materials available to stockholders on the Internet under the SEC’s Notice and Access model. We believe the electronic method of delivery under the Notice and Access model will decrease postage and printing expenses, expedite delivery of proxy materials and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials includes instructions for accessing the proxy materials and voting by telephone or on the Internet. Stockholders will need their unique control number, which appears on their Notice of Internet Availability of Proxy Materials (printed in the box and marked by the arrow), the proxy card and the instructions that accompany the proxy materials in order to access the voting site. Beneficial stockholders who do not have a control number may gain access by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the stockholder communications mailbox to link through to the 2026 Annual Meeting materials. Instructions should also be provided on the voting instruction card provided by your broker, brokerage firm, bank, or other nominee.
If you would like to receive a full printed set of the proxy materials in the mail, please follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on April 7, 2026 are entitled to vote at the Annual Meeting. On this record date, there were 28,860,368 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by providing a signed statement of revocation or a duly executed proxy card bearing a later date to us at 1800 Aviation Drive, Suite 100, Georgetown, TX 78628, Attention: Daniel Chism, Chief Financial Officer. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. Instructions on voting are provided in the Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet.

If you hold shares of the Company directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are a “stockholder of record” or “registered stockholder”. If you are a stockholder of record, the Notice of Internet Availability of Proxy Materials has been sent directly to you by the Company or by our representative. If you own your shares indirectly through a broker, bank, other financial institution, or other designated representative (each, a “nominee”), your shares are said to be held in “street name.” Technically, your nominee will vote those shares. In this case, the Notice of Internet Availability of Proxy Materials will be forwarded to you by your nominee. Through this process, your nominee collects voting instructions from all of its customers who hold shares in the Company and then submits those votes to us.
How Does the Board of Directors Recommend That I Vote on the Proposals?
The Board of Directors recommends that you vote as follows:
•	“FOR” the election of Mr. Peter H. Woodward and Dr. Vivek Mohindra as Class III directors;
•	“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I Revoke My Proxy?
If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:
•	Signing a new proxy card and submitting it, as instructed above;
•	Notifying us at 1800 Aviation Drive, Suite 100, Georgetown, TX 78628, Attention: Daniel Chism, Chief Financial Officer, in writing before the Annual Meeting that you have revoked your proxy; or
•	Attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy, unless you specifically request it.
What if I Receive More Than One Proxy Card?
You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all your shares are voted.
Will My Shares be Voted if I Do Not Return My Proxy Card?
If your shares are registered in your name or if you have stock certificates, your shares will be voted only if you return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”
If your shares are held in street name and you do not provide voting instructions to your nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on Proposal 2, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, this is referred to as a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposals 1: Elect Two Directors
The affirmative vote of a plurality of the shares of common stock cast by stockholders present in person or represented by proxy at the Annual Meeting is required to elect Mr. Peter H. Woodward and Dr. Vivek Mohindra, separately, as Class III directors. You may vote either FOR the nominees or WITHHOLD your vote from either or both of the nominees. Votes that are withheld will not be included in the vote for the election of directors. Banks, brokers, and other nominees DO NOT have the authority to vote your uninstructed shares in the election of directors. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes will have no effect on the outcome of the election.

Proposal 2: Ratify the Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will be treated as shares represented at the meeting and will have the same effect as votes against this proposal. Banks, brokers, and other nominees have discretionary authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. If our stockholders do not ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026, the Audit Committee of our Board of Directors will reconsider its appointment. Even if the appointment of BDO USA, P.C. as our external auditor is approved by stockholders, the Audit Committee of our Board of Directors retains the right to determine if it is advisable to consider the appointment of other auditors and may recommend we consider such a potential change as early as for the audit of our financial statements for the year ending December 31, 2026.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We let only our Inspector of Election and Continental Stock Transfer & Trust Company examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, receive any written comments you make on the proxy card or elsewhere.
Could the Annual Meeting be Postponed?
If a quorum is not present or represented at the Annual Meeting, the chair of the meeting or the stockholders entitled to vote at the meeting have the power to postpone the meeting.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Meeting?
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting
The Annual Meeting will be held at 10:00 a.m., Central Daylight Time, on Thursday, June 4, 2026, at our offices located at 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628. You need not attend the Annual Meeting in order to vote.
Householding of Annual Disclosure Documents
The Securities and Exchange Commission (the “SEC”) has adopted a rule concerning the delivery of annual disclosure documents. The rule allows us, or your broker, to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.
If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:
•
If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at (212) 509-4000, ext. 206, or by e-mail at cstmail@continentalstock.com, or writing them at 1 State Street, 30th Floor, New York, NY 10004-1571.

•
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 7, 2026 for (a) each of our executive officers named in the Summary Compensation Table on page 11 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 28,860,368 shares of common stock outstanding on April 7, 2026. Unless otherwise indicated, the address for each director and current executive officer is c/o TSS, Inc., 1800 Aviation Drive, Suite 100, Georgetown, TX 78628.

	Beneficially Owned	Ownership
Directors and Executive Officers
Peter H. Woodward(1)	2,353,640	8.10%
Darryll E. Dewan(2)	1,276,139	4.32%
Richard M. Metzler(3)	153,784	0.53%
Michael Fahy(4)	15,451	0.05%
Vivek Mohindra(5)	3,784	0.01%
Daniel M. Chism(6)	404,882	1.40%
Karl T. Marrott(7)	558,952	1.93%
All directors and officers combined as a group (7 persons)(8)	4,766,632	15.97%
5% Stockholders
MHW Capital Management, LLC(1)	2,134,282	7.40%
BlackRock, Inc.(9)	1,523,485	5.28%

(1)
Derived from a Form 4 filed by Peter H. Woodward on January 16, 2026, and the Schedule 13D/A (Amendment No.5) filed jointly by MHW Capital Management, LLC, Peter H. Woodward, MHW Partners L.P., and MHW SPV II, LLC on May 21, 2019. According to the Schedule 13D/A, Mr. Woodward is the principal of MHW Capital Management, LCC, which is the investment manager of MHW Partners, L.P. and MHW SPV II, LLC, and may be considered to have beneficial ownership of the shares held MHW Partners, L.P., MHW SPV II, LLC, and other entities for which MHW Capital Management LLC acts as investment manager. MHW Capital Management, LLC has shared voting and dispositive power with respect to 2,112,582 shares and sole voting and dispositive power with respect to 21,700 shares. Mr. Woodward is the general partner of MHW Partners, L.P., which has shared voting and dispositive power with respect to 1,183,521 shares, and is the manager of MHW SPV II, LLC, which has shared voting and dispositive power with respect to 929,061 shares. Mr. Woodward has shared voting and dispositive power with respect to 2,134,282 shares, and he has sole voting and dispositive power with respect to 219,358 shares, which includes 200,000 shares that may be acquired within 60 days of the record date by exercising stock options and 3,784 shares of restricted stock that are subject to forfeiture. Mr. Woodward disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. The business address of MHW Capital Management is 5 Jennifer Ct, Narragansett, RI 02882.

(2)
Includes 140,343 shares of restricted stock that are subject to forfeiture, 666,668 shares that may be acquired by Mr. Dewan within 60 days of the record date by exercising stock options, and 5,000 shares owned by his spouse.

(3)	Includes 3,784 shares of restricted stock that are subject to forfeiture.
(4)	Includes 3,784 shares of restricted stock that are subject to forfeiture and 6,667 shares that may be acquired by Mr. Fahy within 60 days of the record date by exercising stock options.
(5)	Includes 3,784 shares of restricted stock that are subject to forfeiture.
(6)	Includes 198,113 shares of restricted stock that are subject to forfeiture and 41,667 shares that may be acquired by Mr. Chism within 60 days of the record date by exercising stock options.
(7)	Includes 257,301 shares of restricted stock that are subject to forfeiture, and 66,668 shares that may be acquired by Mr. Marrott within 60 days of the record date by exercising stock options.
(8)
Includes 610,893 shares of restricted stock that are subject to forfeiture, and 981,670 shares that may be acquired within 60 days of the record date by exercising stock options, and 5,000 shares owned by a spouse of an executive officer.

(9)
Derived from a Schedule 13G filed by BlackRock, Inc. on January 21, 2026. According to the Schedule 13G, BlackRock has sole voting power with respect to 1,503,531 shares and sole dispositive power with respect to 1,523,485 shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our Certificate of Incorporation and Amended and Restated Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. We do not have a policy as to whether the role of Chief Executive Officer and Chairman of the Board of Directors should be separate or combined or whether the Chairman of the Board of Directors should be a management or non-management director. Our Board of Directors believes that having an independent director serve as the non-executive Chairman of our Board of Directors is in the best interests of our stockholders. This structure allows the Chairman of our Board of Directors to focus on the effectiveness of our Board of Directors while the Chief Executive Officer focuses on executing our strategic plan and managing our operations and performance.
In accordance with our Certificate of Incorporation, our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of five members, classified into three classes as follows:
•	Mr. Peter H. Woodward and Dr. Vivek Mohindra constitute a class with a term ending at the 2026 Annual Meeting of Stockholders;
•	Mr. Richard M. Metzler constitutes a class with a term ending at the 2027 Annual Meeting of Stockholders; and.
•	Mr. Michael Fahy and Mr. Darryll E. Dewan constitute a class with a term ending at the 2028 Annual Meeting of Stockholders
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Our Board of Directors has voted to nominate each of Dr. Mohindra and Mr. Woodward for election at the 2026 Annual Meeting of Stockholders for a term of three years to serve until the 2029 Annual Meeting of Stockholders and until their successor has been elected and qualified, or until their earlier death, resignation or removal.
Set forth below are the names of the persons nominated for director and our current directors whose terms do not expire this year, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, the names of other public companies in which such persons have held directorships during the past five years, and the experience, qualifications, attributes and skills that support the conclusion that these persons should serve as members of our Board of Directors. Mr. Woodward, Mr. Fahy, Mr. Metzler and Dr. Mohindra are non-employee directors, and Mr. Woodward, Mr. Fahy and Mr. Metzler are the members of the Audit Committee and the Compensation Committee.

Name	Age	Position with the Company
Peter H. Woodward	53	Chairman
Richard M. Metzler	73	Director
Michael Fahy	51	Director
Dr. Vivek Mohindra	57	Director
Darryll E. Dewan	74	President, Chief Executive Officer and Director

Peter H. Woodward, age 53, has been a Director since January 3, 2012, and Chairman of our Board of Directors since March 2012. Mr. Woodward is the Founder and President of MHW Capital Management, a private investment firm that takes concentrated positions in micro-cap turnaround companies, with a focus on the technology sector. Prior to founding MHW Capital Management in 2005, Mr. Woodward was a Managing Director at Regan Fund Management Ltd., a hedge fund group specializing in active equity investments in public companies and revitalizing their business plans. In addition to serving as the Chairman of our Board of Directors, Mr. Woodward serves as a member of the Board of Directors of SharonAI Holdings Inc., as the Chairman of the Board of Directors of Precision Optics Corporation and as the Chief Executive Officer of Innovative Power, LLC. Previously, he served as Chief Executive Officer and director of Cartesian, Inc., Chairman of the Board of Hampshire Group, Limited, and as a Director at News Edge Corp., Zomax, Inc. and Innodata-Isogen, Inc. Mr. Woodward holds a Bachelor of Arts degree in Economics from Colgate University and a Master’s degree in

International Economics from Columbia University. He is a Chartered Financial Analyst. Mr. Woodward is very familiar with our industry and his capital markets experience is valuable to our Board of Directors.
Richard M Metzler, age 73, has been a Director since April 2021. Mr. Metzler is currently the Chairman of Diverse Logistics & Distribution, a big/bulky retail home delivery company, and the Founder and CEO of Logistics Partners, LLC. From 2018 until January 2022, Mr. Metzler served as the Chief Executive Officer of Lone Star Overnight, LLC, a parcel delivery services company, and, since January 2021, has also served as the Chief Executive Officer of Ocelot Acquisition Corporation I, a special-purpose acquisition company. Mr. Metzler has over 25 years of senior leadership experience within the logistics industry, specifically within parcel, freight, third-party logistics, and e-commerce. Prior to his role at Lone Star Overnight, LLC, Mr. Metzler served as the Chief Marketing Officer at Austin-based uShip, Inc., an online marketplace for shipping services, from 2013 to 2018. Previously, Mr. Metzler has held leadership roles including Vice President of FedEx Logistics, CEO of APL Logistics, Executive Vice President at DHL, and Chief Commercial Officer at Greatwide Logistics. Since 2017, Mr. Metzler has served as the Chairman of the board of directors and as a member of the compensation committee for iGPS Logistics, a private company. Mr. Metzler has also worked extensively with private equity, debt financing, venture capital, and as a senior leader in portfolio companies advising on investments and divestitures. Mr. Metzler also brings with him extensive global M&A experience. Mr. Metzler provides our Board of Directors with substantial financing and M&A expertise and significant operational and executive experience gained in his capacity as a chief executive officer and board member of rapidly growing businesses in the logistics industry.
Michael Fahy, age 51, was appointed to and has served as a Director on our board since October 2, 2024. Mr. Fahy is currently the Chief Executive Officer and President of Neovia Logistics, having served in that capacity since October 2023, where he is responsible for the direction and strategic growth of approximately 100 sites across 18 countries over various business sectors, including automotive, industrial, aerospace, consumer retail and technology. Additionally, since 2018, Mr. Fahy has held multiple leadership roles at Simon Group Holdings (“SGH”), including as Chief Executive Officer of three of SGH’s start-up technology platform companies. From November 2020 to October 2023, Mr. Fahy served first as an Executive Vice President of Contract Logistics and then as a Regional Chief Executive Officer of DB Schenker Americas. From 1996 to 2017, Mr. Fahy worked at Syncreon where he held multiple positions culminating in President of the Technology Sector for the company. Mr. Fahy earned a Bachelor of Science in Manufacturing Engineering from the Technological University Dublin. Mr. Fahy provides our Board of Directors with significant operational and executive experience gained in his capacity as a chief executive officer and in other leadership positions of rapidly growing businesses, with experience specifically in the technology sector. He has also had significant business dealings with our largest customer.
Dr. Vivek Mohindra, age 57, has been a Director since November 2025. Dr. Mohindra is currently an independent advisor and investor in companies. He previously served as Special Advisor to the Vice Chair and Chief Operating Officer of Dell Technologies from June 2025 until April 2026, where he worked on special projects related to growth and AI. Prior to this role, Dr. Mohindra served as the Senior Vice President and Chief Strategy Officer, and as Senior Vice President, Client Solutions Group, focused on as-a-service and thin client business of Dell Technologies starting in May 2020. From 2013 to 2020, Dr. Mohindra was a General Partner at New Science Ventures, where he led the technology investments segment of the firm. From 2010 to 2013, Dr. Mohindra served as an Operating Group Partner of TPG Capital working with portfolio companies on strategy, growth and operational issues, and with deal teams on due diligence. From 2008 to 2011, Dr. Mohindra served as Senior Vice President of Strategy and Business Transformation for Freescale Semiconductor, focused on portfolio strategy, operations improvements and preparing for Freescale Semiconductor’s initial public offering. Dr. Mohindra served on the Board of Directors of CyberOptics (Nasdaq: CYBE) from May 2018 until November 2022. Dr. Mohindra has earned a Bachelor of Engineering degree from the Indian Institute of Technology, a Master of Science and PhD in chemical engineering as well as a Master of Business Administration from the Massachusetts Institute of Technology. Dr. Mohindra provides the Board with deep expertise in AI-driven transformation and go-to-market strategy at a global scale and strategic insights that will be invaluable as the Company helps its clients navigate the complexities of deploying and scaling AI infrastructure.
Darryll E. Dewan, age 74, has served as a Director and as our President and Chief Executive Officer since November 2022. Prior to joining TSS, Mr. Dewan was a Vice President at Dell Technologies, Inc. from 2012 to

November 2022 where he served as the global sales leader for all direct and indirect sales, field operations and marketing of the Dell Endpoint Data Security Business. Prior to his role at Dell, Mr. Dewan held various executive level positions in sales, marketing and business development with companies including Credant Technologies, Inc., VA Software Solutions, i2 Technologies, Amdahl Corp and IBM. Mr. Dewan holds a Bachelor of Arts degree in economics from the University of Notre Dame. Mr. Dewan has over 30 years of experience as an executive of publicly traded companies. As the President and Chief Executive Officer of the Company, Mr. Dewan provides the Board with knowledge of the daily workings of the Company and the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company.
Director Independence
The Board of Directors has adopted the director independence standards of The Nasdaq Stock Market, LLC (“Nasdaq”). Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the company, either directly or indirectly. Based upon this review, our Board of Directors has determined that each of Mr. Woodward, Mr. Metzler, Mr. Fahy and Dr. Mohindra is an “independent director” as defined by Nasdaq and has no material relationship with us, except as a director and/or stockholder. When determining the independence of Mr. Woodward, the Board of Directors considered the amount of stock owned by Mr. Woodward and his affiliates. In accordance with Nasdaq listing requirements, the Audit Committee is comprised solely of Mr. Woodward, Mr. Metzler and Mr. Fahy.
Role in Risk Oversight
As part of its general responsibility to manage our business, the Board of Directors has oversight responsibility with respect to risk management. The Board of Directors has delegated primary responsibility for risk oversight and the monitoring of our significant areas of risk to the Audit Committee. In accordance with its charter, the Audit Committee inquires of management and our independent registered accounting firm about significant risks or exposures to risks and discusses guidelines and policies to govern the steps management has taken to minimize these risks. The Audit Committee regularly reports the results of these inquiries and discussions to our Board of Directors.
Committees of the Board of Directors and Meetings
Meeting Attendance
Although we do not have any formal policy regarding director attendance at our annual meetings, we attempt to schedule our annual meetings so that all of our directors can attend. All of our directors attended the 2025 Annual Meeting of Stockholders either in person or telephonically. During 2025, the Board of Directors met seven times. During the fiscal year ended December 31, 2025, all of our directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.
Audit Committee
Our Audit Committee currently has three members, Peter H. Woodward, Richard Metzler and Michael Fahy. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, review quarterly financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. Our Audit Committee reviews and approves in advance all related party transactions greater than $25,000 and follows a pre-approved process for contracts with a related party for less than $25,000. The Audit Committee met seven times in 2025.
Each of Mr. Woodward, Mr. Metzler and Mr. Fahy satisfies the current independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of audit committees. The Board has determined that each of Mr. Woodward, Mr. Metzler and Mr. Fahy is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.tssiusa.com.

Compensation Committee
Our Compensation Committee currently has three members, Peter H. Woodward, Richard Metzler and Michael Fahy. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and all Vice Presidents who report to the Chief Executive Officer, and conducts its decision-making process with respect to their compensation without the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or other Vice Presidents present. Each of Mr. Woodward, Mr. Metzler and Mr. Fahy qualifies as an independent director under the definition promulgated by Nasdaq. The Compensation Committee met one time during 2025.
The Compensation Committee has the responsibility to:
•	review, modify and approve our overall compensation strategy;
•
recommend to the Board of Directors the compensation and terms of employment of our executive officers, including our President and Chief Executive Officer Darryll E. Dewan, our Chief Financial Officer Daniel M. Chism, and our Chief Operating Officer Karl T. Marrott, and to evaluate their respective performance in light of relevant goals and objectives;

•	review and recommend to our Board of Directors the type and amount of compensation to be paid or awarded to the members of our Board of Directors;
•	recommend to our Board of Directors the adoption, amendment and termination of any bonus, equity and other deferred compensation plans;
•	administer all equity-based plans, including the 2025 Omnibus Incentive Compensation Plan;
•	determine appropriate insurance coverage for our executive officers and directors; and
•	review, discuss and assess its own performance at least annually.
Our Compensation Committee approves and makes recommendations to our Board of Directors with respect to the compensation for our executive officers (other than Mr. Dewan) with the advice of Mr. Dewan and/or one or more other executive officers designated by Mr. Dewan. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation for the executive officers from management, the Compensation Committee makes the final recommendations to the Board of Directors as to the design and compensation levels for the executive officers. To the extent we enter into employment agreements with our executive officers, those agreements would be subject to negotiation between us and the applicable executive officer. The Compensation Committee did not engage a compensation consultant in 2025.
Our 2025 Omnibus Incentive Compensation Plan provides the Compensation Committee with the discretion to issue stock options, but we do not have a policy concerning the timing of stock option grants. Although we have no specific practice concerning the timing of stock option grants, we do not time the disclosure of material nonpublic information to affect the value of executive compensation.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.tssiusa.com.
Nominations for Directors
We do not currently have a standing Nominating Committee. Our Board of Directors has determined that Mr. Woodward, Mr. Metzler, Mr. Fahy and Dr. Mohindra, independent members of the Board of Directors, adequately fulfill the obligations of a nominating committee without the need of incurring additional costs of committee meetings.
The Board of Directors considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and must include the following information:
•	the name, age, business address, and residence address of the nominee;
•	the principal occupation or employment of the nominee;

•	the number of shares of our common stock that are beneficially owned by the nominee;
•
any other information relating to the nominee that is required to be disclosed in the solicitations for proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission;

•	the name and record address of the stockholder making the nomination; and
•	the number of shares of common stock that are beneficially owned by the stockholder making the nomination.
Nominations by stockholders must be delivered to or mailed and received at our headquarters address listed below and generally must be received between 60 and 90 days prior to the Annual Meeting. However, in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received no later than the close of business on the fifteenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever occurs first to the following address.
Secretary of TSS, Inc.
1800 Aviation Drive
Suite 100
Georgetown, Texas 78628
If a vacancy were to occur on the Board of Directors or if the Board were to increase the number of directors, the Board of Directors would identify potential candidates to fill the vacancy. Although there are no specific qualifications and standards that must be met by a candidate or any specific qualities or skills that a candidate must possess, the Board of Directors would evaluate a candidate on a wide variety of factors. These factors include the candidate’s background and qualifications, diversity and business experience, and commitment to serving on the Board of Directors and its committees. It is preferable that candidates have a reputation for sound business judgment and integrity and inspire trust and confidence in the other directors. The Board of Directors does not have a formal policy regarding diversity in identifying candidates but rather considers diversity among the various factors relevant to any particular candidate.
Stockholder Communications to the Board
Stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628. Communications will be distributed to the Board of Directors, or to any individual director or directors, as appropriate, depending on the subject matter outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:
•	junk mail and mass mailings,
•	resumes and other forms of job inquiries,
•	surveys, or
•	solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation earned during the last three fiscal years ended December 31, 2025, 2024 and 2023 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer, and (3) our Chief Operating Officer (collectively, the “named executive officers”).

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
Darryll E. Dewan, President and Chief Executive Officer from November 14, 2022	2025	$385,000	$209,055	$2,416,950(2)	—	$70,500(3)	$3,081,505
	2024	$385,000	$273,543	$93,000(2)	$81,000	$60,000	$892,543
	2023	$385,000	$147,960	—	—	$60,670	$593,630
Daniel M. Chism, Chief Financial Officer(4)	2025	$325,000	$172,283	$1,827,450(2)	—	$10,500(3)	$2,335,233
	2024	$170,492	$147,146	$372,600	$138,750	—	$828,988
	2023	—	—	—	—	—	—
Karl T. Marrott, Chief Operating Officer	2025	$300,000	$151,751	$1,827,450(2)	—	$10,456(3)	$2,289,657
	2024	$281,489	$113,163	$581,000	—	—	$975,652
	2023	$250,000	$44,914	$59,000	—	$178,180	$532,094

(1)
Amounts shown are the grant-date fair value of restricted stock and stock option awards, determined in accordance with FASB ASC Topic 718. The grant-date fair value of option awards is based on the Black-Scholes-Merton valuation model. Underlying assumptions used in calculating the grant date fair value of option awards are presented in Note 8 to our Audited Financial Statements included in Item 8 of our Annual Report on Form 10-K filed with the SEC on March 17, 2026.

(2)
Excluded from in the 2025 grants are the following number of restricted shares granted to each recipient, the vesting of which was dependent on both future service and meeting certain performance criteria: 5,000 shares for each of Mr. Dewan, Mr. Chism and Mr. Marrott valued at $58,950 on the date of grant. The performance criteria was never deemed probable of ultimately satisfied, resulting in the forfeiture of these restricted shares by each of the recipients.

(3)	Comprised of a housing allowance of $5,000 per month for Mr. Dewan, $10,500 of matching 401(k) contributions for Mr. Dewan and Mr. Chism, and $10,456 of matching 401(k) contributions for Mr. Marrott.
(4)	Mr. Chism commenced as our Chief Financial Officer on June 7, 2024.
Outstanding Equity Awards at Fiscal Year End
The following table provides information about all equity compensation awards held by the named executive officers at December 31, 2025.

	Option Awards(8)				Stock Awards(8)
Name	Number of securities underlying unexercised options (#) Exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of share or units of stock that have not vested(9) ($)
Darryll E. Dewan	416,668(1)	—	$0.62	11/14/2032	355,000(3)	$2,509,850
	150,000(2)	300,000(2)	$0.31	1/24/2034
Daniel M. Chism	41,667(4)	83,333(4)	$1.72	6/7/2034	267,500(5)	$1,891,225
Karl T. Marrott	66,668(6)	—	$0.60	1/22/2028	363,334(7)	$2,568,771

(1)
Represents a portion of an award of options to acquire 1,250,000 shares of our common stock granted to Mr. Dewan on November 14, 2022, that vested in three equal annual installments on each of the first, second and third anniversaries of the grant date.

(2)
Represents an award of options to acquire 450,000 shares of our common stock granted to Mr. Dewan on January 24, 2024, of which 100,000 shares vested on January 24, 2025, and 150,000 shares vested on January 24, 2026. 150,000 shares are scheduled to vest on January 24, 2027 and 50,000 shares are scheduled to vest on January 24, 2028.

(3)
Represents the unvested portion of four awards of restricted stock to Mr. Dewan, comprised of the following: (i) 100,000 restricted shares which vested January 24, 2026; (ii) 50,000 shares which vested January 1, 2026; (iii) 2,500 restricted shares which vested on January 1, 2026; (iv) 100,000 restricted shares which vested on January 16, 2026; (v) 100,000 shares vesting on January 16, 2027; and (vi) 2,500 restricted shares vesting on January 1, 2027.

(4)
Represents an award of an option to acquire 125,000 shares of our common stock granted to Mr. Chism upon his hire on June 7, 2024. The first tranche of 41,667 shares vested on June 7, 2025. 41,667 and 41,666 shares will vest on the second and third anniversaries of the grant date, respectively.

(5)
Represents the unvested portion of four awards of restricted stock issued to Mr. Chism, comprised of the following: (i) 62,500 restricted shares vesting on June 7, 2026; (ii) 50,000 shares which vested on January 1, 2026; (iii) 150,000 restricted shares granted January 16, 2025, which will vest in three equal installments of 50,000 on each of the first three anniversaries of the grant date; (iv) 2,500 restricted shares which vested on January 1, 2026; and (vi) 2,500 restricted shares vesting on January 1, 2027.

(6)
Represents a portion of an award of options to acquire 200,000 shares of our common stock granted to Mr. Marrott on November 2, 2022, which vested in three equal annual installments on each of the first, second and third anniversaries of the grant date.

(7)
Represents the unvested portion of five awards of restricted stock to Mr. Marrott, comprised of the following: (i) 33,334 restricted shares which vested on February 24, 2026; (ii) 125,000 shares vesting on June 27, 2026; (iii) 50,000 shares which vested on January 1, 2026; (iv) 150,000 restricted shares granted January 16, 2025, which will vest in three equal installments of 50,000 on each of the first three anniversaries of the grant date; (iv) 2,500 restricted shares which vested on January 1, 2026; and (vi) 2,500 restricted shares vesting on January 1, 2027.

(8)
Upon a Change in Control (as defined in the employment agreement of each executive), all shares of restricted stock will immediately vest, and all stock options will vest and become immediately exercisable. Each executive will forfeit the shares of restricted stock and stock options upon that executive’s termination of employment.

(9)	Computed based on a closing market price of $7.07 per share for our common stock at December 31, 2025.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	722,668	$0.56	1,647,063
Equity compensation plans not approved by security holders	608,336	$0.84	None
Total	1,331,004	$0.69	1,647,063

Retirement Plans
We have a tax qualified 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. Prior to 2023, we did not match employee contributions. In 2024, we began matching in cash 50% of employees’ contributions to their 401(k) retirement plan, up to the first 6%, with allowed additional “catch-up” contributions in accordance with IRS guidelines for older participants. Matching contributions for executive officers are made on the same terms as contributions to all other employees.
Executive Officer and Employment Agreements
The following are our executive officers as of December 31, 2025:

Name	Age	Position with the Company
Darryll E. Dewan	74	President, Chief Executive Officer and Director
Daniel M. Chism	58	Chief Financial Officer
Karl T. Marrott	60	Chief Operating Officer

President and Chief Executive Officer
On November 14, 2022, we entered into an employment agreement with Mr. Dewan. Under that employment agreement, Mr. Dewan’s annual base salary was $385,000, which effective January 14, 2026, was increased to $400,000. Mr. Dewan is eligible to receive a bonus in an amount and on terms established by our Board of Directors. Mr. Dewan is entitled to receive vacation, health insurance, and other benefits generally made available to our other executives and reimbursement for reasonable, out-of-pocket expenses actually incurred by him relating to travel to our various corporate offices. If we terminate Mr. Dewan’s employment other than for “Cause” (as defined in the employment agreement), Mr. Dewan terminates his employment for a “Good Reason” (as defined in the employment agreement), or his employment is terminated by reason of his death or disability, we will pay Mr. Dewan a lump sum payment equal to his then current base salary.

Chief Financial Officer
Daniel M. Chism, has served as our Chief Financial Officer since June 7, 2024 and Vice President – Finance and Treasurer of its wholly owned subsidiary VTC, L.L.C. since June 7, 2024. Mr. Chism was previously the Chief Financial Officer at Goodwill Industries of Central Texas from 2020 to 2023, where he also served as a board member and Treasurer for two of Goodwill’s affiliates: Blue Solutions and Goodwill Temporary Services, Inc. Prior to 2020, Mr. Chism held Chief Financial Officer positions at EZCORP, Inc. (Nasdaq: EZPW), Cash Solutions Centers, and Gatsby Investments. Mr. Chism holds a master’s degree in professional accounting and a bachelor’s degree in accounting, each from the University of Texas at Austin. He is a certified public accountant and a chartered global management accountant.
On June 7, 2024, we entered into an employment agreement with Mr. Chism in connection with his appointment to Chief Financial Officer. Mr. Chism’s base salary was $325,000 for the year ended December 31, 2025, which, effective January 14, 2026, was increased to $350,000. Mr. Chism is eligible to receive a bonus in the amount and on the terms established by the Board of Directors. Mr. Chism is also entitled to receive vacation, health insurance and other benefits generally made available to our other executives. If we terminate Mr. Chism’s employment other than for “Cause” (as defined in the employment agreement) or Mr. Chism terminates his employment for a “Good Reason” (as defined in the employment agreement), we will continue paying Mr. Chism his base salary commencing on the date of termination and ending (a) six months from the date of termination, or (b) twelve months from the date of termination if the termination of employment is terminated within twelve months following a Change in Control (as defined in the employment agreement).
Chief Operating Officer
Mr. Marrott was hired as our Senior Vice President of Operations on November 2, 2022 and promoted to Chief Operating Officer effective July 1, 2024. Prior to joining us, from 2019 until 2022, Mr. Marrott was the Vice President – Operations for Applied Technical Services, a privately held full turnkey electronics manufacturer. Mr. Marrott has also held a number of executive level positions running business operations for companies including Flex, Solectron and Moduslink.
On November 2, 2022, we entered into an employment agreement with Mr. Marrott, and he was subsequently promoted to Chief Operating Officer effective July 1, 2024. Mr. Marrott’s base salary was $300,000 for the year ended December 31, 2025, which, effective January 14, 2026, was increased to $315,000. Mr. Marrott is entitled to receive vacation, health insurance, and other benefits generally made available to our other executives. If we terminate Mr. Marrott’s employment other than for “Cause” (as defined in the employment agreement) or Mr. Marrott terminates his employment for a “Good Reason” (as defined in the employment agreement), we will continue paying Mr. Marrott this base salary commencing on the date of termination and ending (a) six months from the date of termination, or (b) twelve months from the date of termination if the termination of employment is terminated within twelve months following a Change in Control (as defined in the employment agreement).
Director Compensation
We compensate each of our non-employee directors with an annual retainer of $40,000. The Chairman of our Board of Directors earns an additional annual retainer of $15,000, the Chairman of the Audit Committee earns an additional annual retainer of $10,000, and the Chairman of the Compensation Committee earns an additional annual retainer of $5,000.
In April 2017, we granted Mr. Woodward an option to purchase 200,000 shares of our common stock, which vested on the first anniversary of the date of grant. These options remained outstanding at December 31, 2025.
On October 11, 2024, upon his joining the Board of Directors, we granted Mr. Fahy an option to purchase 20,000 shares of our common stock, one third of which is scheduled to vest upon each of the first three anniversaries of the grant. At December 31, 2025, all of these options remained outstanding with 6,667 shares exercisable.
On November 11, 2025, upon his joining the Board of Directors, we granted Dr. Mohindra an option to purchase 6,000 shares of our common stock, one third of which is scheduled to vest on each of the first three anniversaries of the grant date. At December 31, 2025, all of these options remained outstanding, and none were exercisable.

We also reimburse our directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committee and stockholder meetings, as well as for other reasonable expenses related to service on the Board. We do not maintain any pension, non-qualified defined contribution or other deferred compensation plans for our non-employee directors. The following table summarizes compensation earned by our non-employee directors during fiscal year 2025.

Name	Fees earned or paid in cash ($)	Option Awards(1) ($)	Total ($)
Peter H. Woodward	$65,000	—	$65,000
Richard M. Metzler	$45,000	—	$45,000
Michael Fahy	$40,000	—	$40,000
Vivek Mohindra	$6,667	$101,880	$108,547

(1)
Amounts shown are the grant-date fair value of restricted stock and stock option awards, determined in accordance with FASB ASC Topic 718. The grant-date fair value of option awards is based on the Black-Scholes-Merton valuation model. Underlying assumptions used in calculating the grant date fair value of option awards are presented in Note 8 to our Audited Financial Statements included in Item 8 of our Annual Report on Form 10-K filed with the SEC on March 17, 2026.

PAY VERSUS PERFORMANCE
We are providing the following information about the relationship between executive compensation and certain financial performance metrics for each of the last three completed calendar years. In determining the “compensation actually paid” to our Named Executive Officers (“NEOs”), we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table in previous years, as the SEC’s calculation method for this section differs from those required in the Summary Compensation Table. The disclosure included in this section is required by SEC rules and does not necessarily align with how the Board of Directors or the Compensation Committee view the link between our performance and the compensation of our named executive officers.
Pay versus Performance Table
The table below presents information of our principal executive officer (“PEO”), Darryll Dewan, and our other NEOs in comparison to certain financial performance metrics for the three most recently completed years. The metrics are not those that the Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC rules. Neither CAP nor the total amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the SCT total values for the applicable year as described in the footnotes to the table.

Years	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net income (loss) (000’s)
2025	$3,081,505	$809,901	$2,312,445	$1,808,821	$1,266	$15,125
2024	$892,543	$18,762,027	$902,320	$5,164,927	$2,045	$5,976
2023	$593,630	$406,130	$462,531	$389,314	$52	$74

(1)	Amounts in this column represent the “Total” column set forth in SCT presented in this proxy statement. See the footnotes to the SCT for further details regarding the amounts in this column.
(2)
The dollar amounts reported in this column represent the amounts of CAP paid to the PEO. The amounts are computed by deducting and adding the amounts in the following table from the “Total” column of the SCT (the fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our consolidated financial statements under GAAP).

The following table reflects the adjustments made to SCT total compensation to compute the CAP for the PEO and average CAP for our other NEOs:

Position	Year	Summary Compensation Table Total	Equity Deductions from SCT total(a)	CAP of Equity Vesting during FY(b)	CAP of Unvested Equity at FYE(c)	Compensation Actually Paid
PEO	2025	$3,081,505	$(2,416,950)	$324,496	$(179,150)	$809,901
	2024	$892,543	$(174,000)	$4,733,303	$13,310,181	$18,762,027
	2023	$593,630	—	$(62,500)	$(125,000)	$406,130
Non-PEO NEO’s	2025	$2,312,445	$(1,827,450)	$1,171,373	$152,453	$1,808,821
	2024	$902,320	$(546,175)	$194,500	$4,614,282	$5,164,927
	2023	$462,531	$(59,000)	$(44,217)	$30,000	$389,314

(a)
The amount in this column represents the grant date fair value of equity-based awards granted during each year. (For this purpose, the fair value of equity awards is computed in a manner consistent with the fair value methodology used to report Outstanding Equity Awards at Fiscal Year-End.)

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (ii) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

(c)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year

(3)
Our non-PEO NEOs for 2025 and 2024 were Daniel M. Chism and Karl T. Marrott. In 2023, the non-PEO NEOs were John K. Penver and Karl T. Marrott. The dollar amounts reported in this column represent the average of the amounts reported for our NEOs as a group in the “Total” column of the SCT in each applicable year.

(4)
The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group. These amounts do not reflect the actual average amount of compensation earned or paid to the NEOs as a group during the applicable year.

(5)
Cumulative total shareholder return (“TSR”) is calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. There were no dividends for the common stock. The beginning of the measurement period for calculating the cumulative total shareholder return was our share price at December 31, 2022.

Relationship of CAP to Certain Other Measures:
As part of our overall compensation philosophy, we utilize grants of stock options and restricted stock as a recruiting and retention tool and to align the interests of our named executive officers with those of our stockholders by incentivizing them to increase stockholder value. As shown in the tables above, CAP decreased significantly in 2025 for our PEO and our non-PEO NEO’s, primarily due to the decrease in the company’s stock price in 2025 and the impact that had on executives’ stock compensation.
The total CAP to our PEO, as presented in the preceding tables, decreased 96% from 2024 to 2025 and the total CAP to our other non-PEO NEO’s decreased 65% over the same time period primarily due to an overall decline in our stock price and the resulting impact on calculated stock compensation, compared to the increase in stock price affecting the CAP calculated for 2024. In comparison, the Total Shareholder Return (“TSR”), based on an initial $100 investment at the beginning of the periods presented above, decreased 38% from 2024 to 2025, in relative alignment with the percentage decrease in CAP. A $100 investment in our stock on December 31, 2022 would have been worth $1,266 on December 31, 2025, a decrease from $2,045 on December 31, 2024.
Our net income grew 153% from 2024 to 2025 relative to the decrease in CAP to our PEO and average CAP to the other NEO’s. The decrease in CAP for the PEO and other non-PEO NEO’s is closely correlated with our decline in TSR over the same period rather than the increase in net income over the same period.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, LLC, has furnished the following report:
The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors, which is available on our website at www.tssiusa.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2025, the Audit Committee took the following actions:
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and BDO USA, P.C. (“BDO”), our independent registered public accounting firm;
•	Discussed with BDO matters required to be discussed by the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
•
Received written disclosures and the letter from BDO regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO communications with the Audit Committee and further discussed with BDO their independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and BDO, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee:
Peter H. Woodward (Chairman)
Richard Metzler
Michael Fahy

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS
ELECTION OF DIRECTORS

(Notice Item 1)
Our Board of Directors has nominated each of Mr. Peter H. Woodward and Dr. Vivek Mohindra for election to the Board of Directors at the 2026 Annual Meeting of Stockholders for a term of three years to serve until the 2029 Annual Meeting of Stockholders and until each director’s successor has been elected and qualified, or until his earlier death, resignation or removal.
The Board of Directors currently consists of five members, classified into three classes as follows:
•	Class I: Mr. Richard M. Metzler constitutes a class with a term ending at the 2027 Annual Meeting of Stockholders.
•	Class II: Mr. Michael Fahy and Mr. Darryll E. Dewan constitute a class with a term ending at the 2028 Annual Meeting of Stockholders;
•	Class III: Mr. Peter H. Woodward and Dr. Vivek Mohindra constitute a class with a term ending at the 2026 Annual Meeting of Stockholders; and
At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board of Directors has nominated Mr. Woodward and Dr. Mohindra for election at the 2026 Annual Meeting of Stockholders for a term of three years to serve until the 2029 Annual Meeting of Stockholders, and until his successor is elected and qualified, or until his earlier death, resignation or removal. The Class II directors, Mr. Fahy and Mr. Dewan, serve until the 2028 Annual Meeting of Stockholders, and the Class I director, Mr. Metzler, serves until the 2027 Annual Meeting of Stockholders, and until his successor has been elected and qualified, or until his earlier death, resignation or removal.
Unless authority to vote for these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of each of Mr. Woodward and Dr. Mohindra. If either Mr. Woodward or Dr. Mohindra becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that either Mr. Woodward or Dr. Mohindra will be unable or unwilling to serve as a director.
A plurality of the shares voted affirmatively at the annual meeting is required to elect either nominee as a director.
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. PETER H. WOODWARD AND DR. VIVEK MOHINDRA AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)
On July 10, 2025, the Audit Committee approved the dismissal of Weaver and Tidwell, L.L.P. (“Weaver”) as our independent registered public accounting firm. Weaver’s reports on our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2024 and 2023, and through July 10, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act of 1934, as amended (the “Exchange Act”)) with Weaver on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weaver, would have caused Weaver to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2024 and 2023 and through July 10, 2025, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
On July 15, 2025, the Audit Committee engaged BDO USA, P.C. (“BDO”) as our new independent registered public accounting firm for the fiscal year ending December 31, 2025, which was approved by the Audit Committee of the Company’s Board of Directors. During fiscal years 2023 and 2024 and through July 15, 2025, we did not consult with BDO regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that BDO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively. We authorized Weaver to respond fully to the inquiries of BDO regarding any matters discussed between us and Weaver.
The Audit Committee has appointed BDO as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. The Board proposes that the stockholders ratify the appointment. BDO audited our financial statements for the year ended December 31, 2025. We expect that representatives of BDO will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by BDO and Weaver during the years ended December 31, 2025 and 2024.

	2025	2024
Audit fees	$1,078,250	$557,156
Audit-related fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,078,250	$557,156

Audit Fees
Audit Fees for 2025 consisted of $152,250 paid to Weaver and $926,000 paid or accrued to BDO for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, the review of the Company’s consolidated quarterly financial statements included in the Company’s Forms 10-Q, and assistance with and review of related documents filed with the Securities and Exchange Commission.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm
Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee’s chairman to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chairman of the Audit Committee is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to ratify the appointment of the independent registered public accounting firm. If the stockholders do not ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm, the Audit Committee will reconsider its appointment. At any time, even after approval of shareholders of the independent registered accounting firm, the Audit Committee has the discretion to solicit bids from other independent audit firms and select an alternate firm, if it determines it is advisable to do so.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE SELECTION OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a code of ethics that applies to all of our employees, including our chief executive officer and chief financial officer. The text of the code of conduct and ethics is posted on our website at www.tssiusa.com. The code of conduct and ethics is also available to stockholders, without charge, upon request in writing to our Secretary at 1800 Aviation Drive, Suite 100, Georgetown, TX 78628. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.
INSIDER TRADING POLICY
We have adopted an insider trading policy that governs the purchase, sale, and other transactions of our securities by our directors, officers, and employees. A copy of our insider trading policy has been filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, with regard to us trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required, no officer, director, or beneficial owner of more than 10% of the Company’s common stock failed to file on a timely basis any report required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2025, other than the failure by Karl Todd Marrott to timely file two reports on Form 4 to report the receipt of restricted stock awards under the Company’s equity compensation plan in June 2024 and the withholding of shares to satisfy tax withholding obligations in connection with the vesting of those awards in June 2025 because of an administrative error. These transactions were reported by Mr. Marrott on a Form 4 filed on April 22, 2026.
OTHER MATTERS
The Board of Directors knows of no other business that will be presented to the 2026 Annual Meeting of Stockholders. If any other business is properly brought before the 2026 Annual Meeting of Stockholders, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended for inclusion in the proxy statement relating to our 2027 Annual Meeting of Stockholders to be furnished to all stockholders entitled to vote at our next annual meeting must be received at our principal executive offices no later than December 24, 2026 provided, however, that in the event that we hold our 2027 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2026 Annual Meeting of Stockholders, we will disclose the new deadline by which stockholder proposals must be received in our Quarterly Report on Form 10-Q. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In accordance with our Amended and Restated Bylaws, to be considered at our 2027 Annual Meeting of Stockholders, stockholder proposals must be delivered to or mailed and received at our principal executive offices between 60 and 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Proposals received after that date will not be voted on at the annual meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Chief Executive Officer, TSS, Inc., 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628.
Georgetown, TEXAS
April 23, 2026
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.tssiusa.com and is available in printed copy to beneficial owners of our common stock without charge upon written request to Mr. Daniel M. Chism, Chief Financial Officer, TSS, Inc., 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628. Exhibits will be provided upon written request and payment of an appropriate processing fee.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93710-P51727 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TSS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

1. Election of Class III directors

Nominees:	For	Withhold
1a. Peter H. Woodward	☐	☐
1b. Vivek Mohindra	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V93711-P51727

TSS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2026 10:00 A.M., CENTRAL DAYLIGHT TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Darryll E. Dewan and Peter H. Woodward, or either of them, as attorney and proxy of the undersigned, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of TSS, Inc., a Delaware corporation, to be held at the company's principal offices at 1800 Aviation Drive, Suite 100, Georgetown, Texas 78628, at 10:00 A.M., Central Daylight Time, on Thursday, June 4, 2026, and at any adjournments or postponements thereof, and to vote all shares of common stock of the company that the undersigned is entitled to vote at the Annual Meeting. The undersigned further gives the proxies authority to vote according to their best judgment on any other matters properly coming before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE MEETING. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.

Continued and to be signed on reverse side